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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 30, 1999



                             FRAGRANCENET.COM, INC.
             (Exact name of Registrant as specified in its Charter)


               DELAWARE                     0-16819         94-3054267
     (State or other Jurisdiction)       (Commission        (IRS Employer
           of Incorporation)             File Number)       Identification No.)


                              2070 DEER PARK AVENUE
                            DEER PARK, NEW YORK 11729
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (516) 242-3205


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            ITEM 5.  OTHER EVENTS

            On November 16, 1999, at the 1999 Annual Meeting of Stockholders of FragranceNet.com, Inc. (the "Corporation"), the stockholders of the Corporation approved an amendment to the Certificate of Incorporation of the Corporation increasing the number of shares of common stock, $.01 par value, that the Corporation is authorized to issue from 6,666,666 to 50,000,000. The amendment to the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 30, 1999. Upon such filing of the Certificate of Amendment, 1,029,514 shares of Series A Preferred Stock, issued pursuant to the Agreement and Plan of Merger by and among the Corporation, FAC, Inc., Telescents, Inc., Dennis M. Apfel, Jason S. Apfel, and Growth Capital Partners, L.L.C. dated July 28, 1999, were converted automatically into 10,295,140 shares of common stock. As of November 30, 1999, there are outstanding 16,868,330 shares of common stock of the Corporation.

            ITEM 7.        EXHIBITS

                           3.4 Certificate of Amendment of Certificate of Incorporation of FragranceNet.com, Inc.




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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        FRAGRANCENET.COM, INC.

Date:  November 30, 1999

                                       By:  /s/Jason S. Apfel
                                            ---------------------------
                                            Jason S. Apfel
                                            President and Chief Executive
                                            Officer